UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2007

COLORADO GOLDFIELDS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51718

(Commission File Number)

20-0716175

(IRS Employer Identification No.)

10920 W. Alameda Avenue, Suite 207, Lakewood, Colorado, USA 80226

(Address of principal executive offices and Zip Code)

(303) 984-5324

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2007, we entered into an option agreement among our company, as optionee, and San Juan Corp. and Todd C. Hennis, as optionors, whereby we were granted the exclusive right and option to acquire an 80% undivided right, title and interest in certain properties located in San Juan County, Colorado, as disclosed in our current report on Form 8-K filed with the SEC on June 25, 2007. On November 8, 2007, we entered into an amendment to option agreement among the same parties, whereby we amended the terms of the option agreement to reduce the amount of expenditures we must incur in order to earn certain portions of the undivided 80% interest in the properties as follows:

(i)

following earning of the initial 40% interest in the properties, in order for us to earn an additional 20% interest in the properties, for an aggregate of a 60% interest in the properties, we must (a) incur additional expenditures of not less than $3,500,000 on the properties within 7.5 years from the date of the option agreement, and (b) issue, subject to compliance with applicable securities laws, 5,000,000 shares of our common stock (i.e. 10,000,000 shares of our common stock after taking into effect the forward stock split of our authorized, issued and outstanding common stock as reported on our Current Report on Form 8-K filed with the SEC on November 2, 2007) to the optionors; and

(ii)

in order for us to earn an additional 20% interest in the properties, for an aggregate of an 80% interest in the properties, we must (a) incur additional expenditures of not less than $3,500,000 on the properties within ten years from the date of the option agreement, and (b) issue, subject to compliance with applicable securities laws, 5,000,000 shares of our common stock (i.e. 10,000,000 shares of our common stock after taking into effect the forward stock split of our authorized, issued and outstanding common stock as reported on our Current Report on Form 8-K filed with the SEC on November 2, 2007) to the optionors.

With the exception of the amendments to the option agreement described above, all of the material terms and conditions of the option agreement remain in full force and effect. Please review the amendment to the option agreement, attached hereto as Exhibit 10.1, for a complete description of all of the terms and conditions of the amendment to option agreement.

Todd C. Hennis is a director and the president and chief executive officer of our company, the president of San Juan Corp. and is a party individually to the amendment to option agreement.

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 8, 2007, we dismissed Manning Elliott LLP, Chartered Accountants, as our principal independent accountant, and on November 8, 2007, we engaged GHP Horwath, P.C., as our principal independent accountant. The decision to appoint GHP Horwath, P.C. was approved by our board of directors.

Manning Elliott LLP’s report, dated November 16, 2006, on our financial statements for the most recent fiscal years ended August 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that Manning Elliott LLP’s reports contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

In connection with the audit of our financial statements for the two most recent years ended August 31, 2006 and 2005 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Manning Elliott LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Manning Elliott LLP, would have caused Manning Elliott LLP to make reference to the subject matter of the disagreement in connection with his report on the financial statements for such years.

During the years ended August 31, 2006 and 2005, and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

We provided Manning Elliott LLP, with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Manning Elliott LLP has not yet been received but will be filed as soon as it is available, to an amended Form 8-K.

During the years ended August 31, 2006 and 2005, and the subsequent interim period through the date hereof, we have not, nor has any person on our behalf, consulted with GHP Horwath, P.C. regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, nor has GHP Horwath, P.C. provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement or reportable event set forth in Item 304(a)(1)(iv) of Regulation S-B with our former principle independent accountant.

Item 9.01 Financial Statements and Exhibits.

(c) EXHIBITS

10.1	Amendment to Option Agreement with Todd C. Hennis and San Juan Corp. dated November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

By:	/s/ Todd C. Hennis
Todd C. Hennis
President and Chief Executive Officer

Dated: November 9, 2007

CW1510245.2